Exhibit 99.1
February 23, 2017
BroadSoft Reports Fourth Quarter and Full Year 2016 Financial Results
GAITHERSBURG , MD, February 23, 2017 - BroadSoft, Inc. (NASDAQ:BSFT), a global unified communication software as a service (UCaaS) leader, today announced financial results for the fourth quarter and twelve-month period ended December 31, 2016.
Financial Highlights for the Fourth Quarter of 2016

•	Total revenue increased 14% year-over-year to $102.0 million

•	GAAP gross profit equaled 76% of total revenue; non-GAAP gross profit equaled 80% of total revenue

•	GAAP income from operations totaled $13.8 million or 14% of revenue; non-GAAP income from operations totaled $28.7 million or 28% of revenue

•	GAAP diluted earnings per share equaled $0.18 per common share; non-GAAP diluted earnings per share equaled $0.91 per common share
Results for the three months ended December 31, 2016
Total revenue rose to $102.0 million in the fourth quarter of 2016, an increase of 14% compared to $89.6 million in the fourth quarter of 2015.
Net income for the fourth quarter of 2016 was $5.8 million, or $0.18 per diluted common share, compared to net income of $11.6 million, or $0.39 per diluted common share in the fourth quarter of 2015.
On a non-GAAP basis, net income in the fourth quarter of 2016 was $28.7 million, or $0.91 per diluted common share, compared to non-GAAP net income of $30.7 million, or $1.04 per diluted common share, in the fourth quarter of 2015. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Results for the twelve months ended December 31, 2016
For the full year, total revenue was $341.0 million, an increase of 22% compared to $278.8 million in 2015.
Net income for the full year of 2016 was $0.8 million, or $0.03 per diluted common share, compared to net income of $0.2 million, or $0.01 per diluted common share, in 2015.
On a non-GAAP basis, net income for the full year of 2016 was $71.1 million or $2.30 per diluted common share, compared to non-GAAP net income of $58.6 million, or $1.96 per diluted common share, in 2015. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Management Commentary
"We are very pleased with our performance in 2016 as we successfully executed against our strategic and financial objectives for the year. We worked closely with several of our major service provider partners as they launched significant new service offerings based on our platform. In addition, we made a big leap forward in product innovation with the introduction of our BroadSoft Business suite of applications,” said Michael Tessler, president and chief executive officer, BroadSoft.  "We also closed out the year on a strong note with our first ever greater than $100 million dollar revenue and billings quarter. I look forward to driving our continued success in 2017.”
Guidance
For the first quarter of 2017, BroadSoft anticipates revenue of $78 to $82 million. BroadSoft also expects to achieve earnings on a non-GAAP basis of $0.10 to $0.20 per diluted common share.  For the full year 2017, BroadSoft expects revenue of $390 to $400 million. BroadSoft anticipates full year 2017 earnings on a non-GAAP basis of $2.20 to $2.50 per diluted common share.

Conference Call
BroadSoft will discuss its fourth quarter and full year 2016 results and its business outlook today via teleconference at 8:30 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm . To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.
For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.
BroadSoft has provided in this release, and will provide on this morning’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding BroadSoft’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning’s teleconference to the most directly comparable GAAP financial measures is set forth below.
Non-GAAP financial measures:
Non-GAAP cost of revenue, license software cost of revenue, subscription and maintenance cost of revenue and professional services and other cost of revenue. We define non-GAAP cost of revenue as a cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and investors can compare our cost of revenue over multiple periods.
Non-GAAP gross profit, license software gross profit, subscription and maintenance support gross profit and professional services and other gross profit. We define non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and investors can compare our sales margins over multiple periods.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare our core business operating results over multiple periods.
Non-GAAP operating expenses, sales and marketing expense, research and development expense and general and administrative expense. We define non-GAAP operating expenses as operating expense less stock-based compensation expense allocated to sales and marketing, research and development and general and administrative expenses. Similarly, we define non-GAAP sales and marketing, research and development and general and administrative expenses as the relevant GAAP measure less stock-based compensation expense allocated to the particular expense item.
Non-GAAP net income and net income per share. We define non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on our convertible senior notes, foreign currency transaction gains and losses, loss on repurchase of our convertible senior notes and non-cash tax expense included in the GAAP tax provision. We define non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding.
Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.
With respect to our expectations under “Guidance” above, and regarding certain of the projections discussed on this morning’s teleconference, reconciliation of both non-GAAP earnings per share guidance, and of projections regarding non-GAAP cost of sales and non-GAAP operating expenses in the first quarter and full year of 2017, to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this morning’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and such other non-GAAP measures by excluding these expenses and gains.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding BroadSoft’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: BroadSoft’s dependence on the success of BroadWorks ® and on its service provider customers to sell services using its applications; BroadSoft’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; claims that BroadSoft infringes the intellectual property rights of others; BroadSoft’s ability to integrate and achieve the expected benefits from its recent acquisitions; and BroadSoft’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of BroadSoft’s Form 10-K for the year ended December 31, 2016 to be filed with the SEC on February 23, 2017, and in BroadSoft’s other filings with the SEC. All information in this release is as of February 23, 2017. Except as required by law, BroadSoft undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in BroadSoft’s expectations.
About BroadSoft
BroadSoft is a technology innovator in cloud communications, collaboration, and contact center solutions for businesses and service providers across 80 countries. We are the market share leader for cloud unified communications with an open, mobile and secure platform trusted by 25 of the world's top 30 service providers by revenue. Our BroadSoft Business application suite empowers users and teams to share ideas and work simply to achieve breakthrough performance.
For additional information, visit www.BroadSoft.com.
Financial Statements
The financial statements set forth below are not the complete set of BroadSoft’s financial statements for the quarter and the year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Annual Report on Form 10-K for the year ended December 31, 2016, including all financial statements contained therein and the footnotes thereto, to be filed with the SEC on February 23, 2017. Once filed with the SEC, the Form 10-K may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information
For further information contact:
Investor Relations:
Chris Martin
+561-404-2130
cmartin@broadsoft.com

Media Contacts:
Brian Lustig, Bluetext PR
+1 301.775.6203
brian@bluetext.com

Niaobh Levestam, BroadSoft
+447919605660
nlevestam@broadsoft.com

BSFT-F

BroadSoft, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$82,993	$175,857
Short-term investments	136,428	72,531
Accounts receivable, net of allowance for doubtful accounts of $108 and $85 at December 31, 2016 and December 31, 2015, respectively	121,817	108,113
Other current assets	17,431	13,155
Total current assets	358,669	369,656
Long-term assets:
Property and equipment, net	22,626	19,481
Long-term investments	144,159	102,385
Intangible assets, net	27,839	18,835
Goodwill	82,758	72,275
Deferred tax assets	7,042	1,661
Other long-term assets	8,107	8,081
Total long-term assets	292,531	222,718
Total assets	$651,200	$592,374
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$33,854	$28,667
Deferred revenue, current portion	97,037	106,483
Total current liabilities	130,891	135,150
Convertible senior notes	201,015	188,331
Deferred revenue	12,152	4,571
Other long-term liabilities	5,908	7,289
Total liabilities	349,966	335,341
Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5,000,000 shares authorized at December 31, 2016 and December 31, 2015; no shares issued and outstanding at December 31, 2016 and December 31, 2015	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized at December 31, 2016 and December 31, 2015; 30,353,127 and 29,080,197 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	304	291
Additional paid-in capital	383,268	333,153
Accumulated other comprehensive loss	(21,845)	(13,810)
Accumulated deficit	(60,493)	(62,601)
Total stockholders’ equity	301,234	257,033
Total liabilities and stockholders’ equity	$651,200	$592,374

BroadSoft, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue:
License software	$33,321	$35,438	$129,313	$119,808
Subscription and maintenance support	40,267	30,573	146,615	112,836
Professional services and other	28,395	23,580	65,034	46,199
Total revenue	101,983	89,591	340,962	278,843
Cost of revenue:
License software	1,888	2,247	7,585	10,231
Subscription and maintenance support	12,657	9,644	46,717	38,602
Professional services and other	9,535	7,976	36,875	28,925
Total cost of revenue	24,080	19,867	91,177	77,758
Gross profit	77,903	69,724	249,785	201,085
Operating expenses:
Sales and marketing	31,756	23,955	107,142	83,806
Research and development	19,082	15,225	77,202	60,749
General and administrative	13,259	9,920	49,934	41,287
Total operating expenses	64,097	49,100	234,278	185,842
Income from operations	13,806	20,624	15,507	15,243
Other expense:
Interest expense	4,019	3,793	15,756	10,656
Interest income	(731)	(452)	(2,680)	(1,270)
Other, net	687	402	155	5,714
Total other expense, net	3,975	3,743	13,231	15,100
Income before income taxes	9,831	16,881	2,276	143
Provision for (benefit from) income taxes	4,005	5,258	1,460	(36)
Net income	$5,826	$11,623	$816	$179
Net income per common share:
Basic	$0.19	$0.40	$0.03	$0.01
Diluted	$0.18	$0.39	$0.03	$0.01
Weighted average common shares outstanding:
Basic	30,205	28,906	29,670	29,113
Diluted	31,533	29,462	30,898	29,818
Stock-based compensation expense included above:
Cost of revenue	$2,222	$1,940	$8,340	$7,227
Sales and marketing	4,735	3,773	18,056	13,821
Research and development	3,648	2,911	15,062	11,844
General and administrative	2,595	1,433	10,049	7,552

BroadSoft, Inc.
SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY
(in thousands)

	Year ended December 31,
	2016	2015	2014
	(Unaudited)
Cash provided by (used in):
Operating activities	$67,097	$44,786	$54,759
Investing activities	(156,087)	(88,011)	(17,558)
Financing activities	(2,467)	118,918	(4,135)

BroadSoft, Inc.
BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
	(in thousands)
Beginning of period deferred revenue balance	$102,049	$109,678	$111,054	$101,456	$77,662
End of period deferred revenue balance	109,189	111,054	109,189	111,054	101,456
Increase (decrease) in deferred revenue	7,140	1,376	(1,865)	9,598	23,794
Revenue	101,983	89,591	340,962	278,843	216,857
Revenue plus net change in deferred revenue	$109,123	$90,967	$339,097	$288,441	$240,651

BroadSoft, Inc.
LICENSE SOFTWARE BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
	(in thousands)
Beginning of period deferred license software revenue balance	$19,476	$32,282	$33,200	$26,495	$20,149
End of period deferred license software revenue balance	17,662	33,200	17,662	33,200	26,495
Increase (decrease) in deferred license software revenue	(1,814)	918	(15,538)	6,705	6,346
License software revenue	33,321	35,438	129,313	119,808	103,311
License software revenue plus net change in deferred license software revenue	$31,507	$36,356	$113,775	$126,513	$109,657

BroadSoft, Inc.
SUBSCRIPTION AND MAINTENANCE SUPPORT BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
	(in thousands)
Beginning of period deferred subscription and maintenance support revenue balance	$58,154	$49,598	$61,399	$52,764	$46,975
End of period deferred subscription and maintenance support revenue balance	72,559	61,399	72,559	61,399	52,764
Increase in deferred subscription and maintenance support revenue	14,405	11,801	11,160	8,635	5,789
Subscription and maintenance support revenue	40,267	30,573	146,615	112,836	92,492
Subscription and maintenance support revenue plus net change in deferred subscription and maintenance support revenue	$54,672	$42,374	$157,775	$121,471	$98,281

BroadSoft, Inc.
PROFESSIONAL SERVICES AND OTHER BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014
	(in thousands)
Beginning of period deferred professional services and other revenue balance	$24,419	$27,798	$16,455	$22,197	$10,538
End of period deferred professional services and other revenue balance	18,968	16,455	18,968	16,455	22,197
Increase (decrease) in deferred professional services and other revenue	(5,451)	(11,343)	2,513	(5,742)	11,659
Professional services and other revenue	28,395	23,580	65,034	46,199	21,054
Professional services and other revenue plus net change in deferred professional services and other revenue	$22,944	$12,237	$67,547	$40,457	$32,713

BroadSoft, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2016	2015	2016	2016	2015
	(in thousands)
Non-GAAP cost of revenue:
GAAP license cost of revenue	$1,888	$2,247	$1,799	$7,585	$10,231
(percent of related revenue)	6%	6%	6%	6%	9%
Less:
Stock-based compensation expense	112	246	146	584	1,017
Amortization of acquired intangible assets	450	421	334	1,452	1,718
Non-GAAP license cost of revenue	$1,326	$1,580	$1,319	$5,549	$7,496
(percent of related revenue)	4%	4%	4%	4%	6%

GAAP subscription and maintenance support cost of revenue	$12,657	$9,644	$11,894	$46,717	$38,602
(percent of related revenue)	31%	32%	33%	32%	34%
Less:
Stock-based compensation expense	985	677	952	3,423	3,006
Amortization of acquired intangible assets	1,024	855	1,197	4,456	3,977
Non-GAAP subscription and maintenance support cost of revenue	$10,648	$8,112	$9,745	$38,838	$31,619
(percent of related revenue)	26%	27%	27%	26%	28%

GAAP professional services and other cost of revenue	$9,535	$7,976	$10,060	$36,875	$28,925
(percent of related revenue)	34%	34%	62%	57%	63%
Less:
Stock-based compensation expense	1,125	1,017	1,127	4,333	3,204
Amortization of acquired intangible assets	175	175	175	700	408
Non-GAAP professional services and other cost of revenue	$8,235	$6,784	$8,758	$31,842	$25,313
(percent of related revenue)	29%	29%	54%	49%	55%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2016	2015	2016	2016	2015
	(in thousands)
Non-GAAP gross profit:
GAAP gross profit	$77,903	$69,724	$60,369	$249,785	$201,085
(percent of total revenue)	76%	78%	72%	73%	72%
Plus:
Stock-based compensation expense	2,222	1,940	2,225	8,340	7,227
Amortization of acquired intangible assets	1,649	1,451	1,706	6,608	6,103
Non-GAAP gross profit	$81,774	$73,115	$64,300	$264,733	$214,415
(percent of total revenue)	80%	82%	76%	78%	77%

GAAP license gross profit	$31,433	$33,191	$29,687	$121,728	$109,577
(percent of related revenue)	94%	94%	94%	94%	91%
Plus:
Stock-based compensation expense	112	246	146	584	1,017
Amortization of acquired intangible assets	450	421	334	1,452	1,718
Non-GAAP license gross profit	$31,995	$33,858	$30,167	$123,764	$112,312
(percent of related revenue)	96%	96%	96%	96%	94%

GAAP subscription and maintenance support gross profit	$27,610	$20,929	$24,615	$99,898	$74,234
(percent of related revenue)	69%	68%	67%	68%	66%
Plus:
Stock-based compensation expense	985	677	952	3,423	3,006
Amortization of acquired intangible assets	1,024	855	1,197	4,456	3,977
Non-GAAP subscription and maintenance support gross profit	$29,619	$22,461	$26,764	$107,777	$81,217
(percent of related revenue)	74%	73%	73%	74%	72%

GAAP professional services and other gross profit	$18,860	$15,604	$6,067	$28,159	$17,274
(percent of related revenue)	66%	66%	38%	43%	37%
Plus:
Stock-based compensation expense	1,125	1,017	1,127	4,333	3,204
Amortization of acquired intangible assets	175	175	175	700	408
Non-GAAP professional services and other gross profit	$20,160	$16,796	$7,369	$33,192	$20,886
(percent of related revenue)	71%	71%	46%	51%	45%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2016	2015	2016	2016	2015
	(in thousands)
Non-GAAP income from operations:
GAAP income from operations	$13,806	$20,624	$1,567	$15,507	$15,243
(percent of total revenue)	14%	23%	2%	5%	5%
Plus:
Stock-based compensation expense	13,200	10,057	14,021	51,507	40,444
Amortization of acquired intangible assets	1,649	1,451	1,706	6,608	6,103
Non-GAAP income from operations	$28,655	$32,132	$17,294	$73,622	$61,790
(percent of total revenue)	28%	36%	21%	22%	22%

GAAP operating expense	$64,097	$49,100	$58,802	$234,278	$185,842
(percent of total revenue)	63%	55%	70%	69%	67%
Less:
Stock-based compensation expense	10,978	8,117	11,796	43,167	33,217
Non-GAAP operating expense	$53,119	$40,983	$47,006	$191,111	$152,625
(percent of total revenue)	52%	46%	56%	56%	55%

GAAP sales and marketing expense	$31,756	$23,955	$26,112	$107,142	$83,806
(percent of total revenue)	31%	27%	31%	31%	30%
Less:
Stock-based compensation expense	4,735	3,773	4,973	18,056	13,821
Non-GAAP sales and marketing expense	$27,021	$20,182	$21,139	$89,086	$69,985
(percent of total revenue)	26%	23%	25%	26%	25%

GAAP research and development expense	$19,082	$15,225	$19,931	$77,202	$60,749
(percent of total revenue)	19%	17%	24%	23%	22%
Less:
Stock-based compensation expense	3,648	2,911	4,249	15,062	11,844
Non-GAAP research and development expense	$15,434	$12,314	$15,682	$62,140	$48,905
(percent of total revenue)	15%	14%	19%	18%	18%

GAAP general and administrative expense	$13,259	$9,920	$12,759	$49,934	$41,287
(percent of total revenue)	13%	11%	15%	15%	15%
Less:
Stock-based compensation expense	2,595	1,433	2,574	10,049	7,552
Non-GAAP general and administrative expense	$10,664	$8,487	$10,185	$39,885	$33,735
(percent of total revenue)	10%	9%	12%	12%	12%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2016	2015	2016	2016	2015
	(in thousands, except per share data)
Non-GAAP net income and income per share:
GAAP net income	$5,826	$11,623	$(605)	$816	$179
(percent of total revenue)	6%	13%	(1)%	*	*
Adjusted for:
Stock-based compensation expense	13,200	10,057	14,021	51,507	40,444
Amortization of acquired intangible assets	1,649	1,451	1,706	6,608	6,103
Non-cash interest expense on our convertible senior notes	3,256	3,177	3,197	12,683	8,617
Foreign currency transaction losses	717	403	(207)	201	1,962
Loss on repurchase of convertible senior notes	—	—	—	—	3,752
Non-cash tax provision	4,054	3,979	(1,758)	(738)	(2,477)
Non-GAAP net income	$28,702	$30,690	$16,354	$71,078	$58,580
(percent of total revenue)	28%	34%	19%	21%	21%

GAAP net income per basic common share	$0.19	$0.40	$(0.02)	$0.03	$0.01
Adjusted for:
Stock-based compensation expense	0.44	0.35	0.47	1.74	1.39
Amortization of acquired intangible assets	0.05	0.05	0.06	0.22	0.21
Non-cash interest expense on our convertible senior notes	0.11	0.11	0.11	0.43	0.30
Foreign currency transaction losses	0.02	0.01	(0.01)	0.01	0.07
Loss on repurchase of convertible senior notes	—	—	—	—	0.13
Non-cash tax provision	0.13	0.14	(0.06)	(0.02)	(0.09)
Non-GAAP net income per basic common share	$0.95	$1.06	$0.55	$2.40	$2.01

GAAP net income per diluted common share	$0.18	$0.39	$(0.02)	$0.03	$0.01
Adjusted for:
Stock-based compensation expense	0.42	0.34	0.44	1.67	1.36
Amortization of acquired intangible assets	0.05	0.05	0.05	0.21	0.20
Non-cash interest expense on our convertible senior notes	0.10	0.11	0.10	0.41	0.29
Foreign currency transaction losses	0.02	0.01	(0.01)	0.01	0.07
Loss on repurchase of convertible senior notes	—	—	—	—	0.13
Non-cash tax provision	0.13	0.14	(0.06)	(0.02)	(0.08)
Non-GAAP net income per diluted common share ^	$0.91	$1.04	$0.52	$2.30	$1.96
* Less than 1%

^ For the three months ended September 30, 2016, the non-GAAP net income per diluted common share calculation included the dilutive effect of stock-based awards and included the effect of the premium feature of the convertible senior notes (which, in each case, were not reflected in the corresponding GAAP diluted share calculations, as their effect would have been anti-dilutive as a result of the net loss for the period). Total diluted weighted average common shares outstanding used for calculating non-GAAP net income per diluted common share were 31,584 thousand for the three months ended September 30, 2016.